            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

       ------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:        GIVE THE SOCIAL SE-
                                 CURITY NUMBER OF --
--------------------------------------------------------
 1.  An individual's account     The individual
 2.  Two or more individuals     The actual owner of the
     (joint account)             account or, if com-
                                 bined funds, any one of
                                 the individual(s)(1)
 3.  Husband and wife (joint     The actual owner of the
     account)                    account or, if joint
                                 funds, either per-
                                 son(1)
 4.  Custodian account of a      The minor(2)
     minor (Uniform Gift to
     Minors Act)
 5.  Account in the name of      The ward, minor, or
     guardian or committee for   incompetent person(3)
     a designated ward, minor,
     or incompetent person
 6.  a. The usual revocable      The grantor-trustee(1)
        savings trust account
        (grantor is also trus-
        tee)                     The actual owner(1)
     b. So-called trust
     account that is not a
        legal or valid trust
        under State law
--------------------------------------------------------
                                 GIVE THE EMPLOYER
  FOR THIS TYPE OF ACCOUNT:      IDENTIFICATION NUMBER
                                 OF --
--------------------------------------------------------
 7.  Sole proprietorship ac-     The owner(4)
     count
 8.  A valid trust, estate, or   The legal entity (Do
     pension trust               not furnish the identi-
                                 fying number of the
                                 personal representa-
                                 tive or trustee unless
                                 the legal entity itself
                                 is not designated in
                                 the account title.)(5)
 9.  Corporate account           The corporation
10.  Religious, charitable, or   The organization
     educational organization
     account or an
     association, club or
     other tax-exempt
     organization
11.  Partnership account held    The partnership
     in the name of the busi-
     ness
12.  A broker or registered      The broker or nominee
     nominee
13.  Account with the Depart-    The public entity
     ment of Agriculture in
     the name of a public
     entity (such as a State
     or local government,
     school district, or
     prison) that receives
     agricultural program
     payments

==================================================================

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's Social Security number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number or Form W-7. Application for International Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.
- A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
- The United States, or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
- An international organization or any agency, or instrumentality thereof.
- A dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.
- A real estate investment trust.
- A common trust fund operated by a bank under section 584(a).
- An exempt charitable remained trust, or a non-exempt trust described in section 4947(a) (1).
- An entity registered at all times under the Investment Company Act of 1940.
- A foreign central bank of issue.
  Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payment to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals.

  NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
- Payments described in section 6049(b)(5) to non-resident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include a portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be subject to a penalty of 20% on any portion of an under-payment attributable to that failure unless it is shown that you acted with reasonable cause and in good faith.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.